UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 14, 2003

WorldCom, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia	0-11258	58-1521612
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22001 Loudoun County Parkway, Ashburn, Virginia	20147
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 886-0700

Item 9.

Regulation FD Disclosure.

On April 14, 2003, Michael D. Capellas and other members of the WorldCom, Inc. (“WorldCom” or the “Company”) management team addressed the Company’s employees regarding the filing by the Company and certain of its direct and indirect subsidiaries of their joint plan of reorganization and related disclosure statement, the selection of Robert T. Blakely as Chief Financial Officer, the change of its brand name to MCI, and the relocation of its corporate headquarters to Ashburn, Virginia, and provided certain financial statistics. The Company has posted the MCI Employee webcast on its external website at http://www.mci.com.

Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 9 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 9 will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Cautionary Statement Regarding Financial and Operating Data

The webcast contains financial information that has not been audited or reviewed by independent accountants and may be subject to future reconciliation and adjustments. Results discussed in the webcast should not be viewed as indicative of future results.

The Company previously announced restatements of earnings affecting 1999, 2000, 2001, and first quarter 2002. In June 2002, Arthur Andersen LLP (“Andersen”), the Company’s previous external auditors, advised the Company that Andersen’s audit report on the Company’s financial statements for 2001 and Andersen’s review of the Company’s financial statements for first quarter 2002 could not be relied upon. The Company’s new external auditors, KPMG LLP (“KPMG”), are undertaking a comprehensive audit of the Company’s financial statements for 2000, 2001, and 2002.

On August 8, 2002, WorldCom announced that its ongoing internal review of its financial statements discovered an additional $3.8 billion in improperly reported pre-tax earnings for 1999, 2000, 2001, and the first quarter of 2002. On November 5, 2002, the Company announced that it expected a further restatement of earnings in addition to amounts previously announced and that the overall amount of the restatements could total in excess of $9 billion.

On March 13, 2003, WorldCom announced it had completed a preliminary review of its goodwill and other intangible assets and property and equipment (PP&E) accounts. As announced at that time, this review has resulted in the write-off of all existing goodwill and a substantial write-down of the carrying value of PP&E and other intangible assets following an impairment analysis and other adjustments in accordance with GAAP. Specifics include:

The value of goodwill reflected on the Company’s last reported balance sheet, $45 billion, is impaired and has been written off completely; and the value of PP&E and other intangible assets reflected on the Company’s last reported balance sheet, $39.2 billion and $5.6 billion, respectively, is impaired and has been adjusted to a value of approximately $10 billion as of December 31, 2002.

A Special Committee of the Company’s Board of Directors conducted an independent investigation of these matters, with the law firm of Wilmer, Cutler & Pickering as special counsel and PriceWaterhouseCoopers LLP as their financial advisors. The Company’s accounting practices also are under investigation by the U.S. Attorney’s Office for the Southern District of New York and by the Examiner appointed by the Bankruptcy Court, Richard Thornburgh, former Attorney General of the United States. On November 26, 2002, the Company consented to the entry of a permanent injunction that partially resolved the claims brought in a civil lawsuit by the SEC regarding the Company’s past public financial reports. The injunction imposes certain ongoing obligations on the Company and permits the SEC to seek a civil penalty in the future.

The Company has terminated or accepted the resignations of various financial and accounting personnel, including its chief financial officer and its corporate controller, and is continuing the process of investigating and restating its financial results for the years 2000-2002. Earlier years also are impacted. Investors and creditors should be aware that additional amounts of improperly reported pre-tax earnings may be discovered and announced. Until the Company has completed its final review and KPMG is able to complete an audit of 2000, 2001, and 2002, the total impact on previously reported financial statements cannot be known. The Company intends to announce any changes to previously reported financial statements once its review is complete.

In light of the foregoing events, all previous guidance regarding future financial performance issued by the Company is no longer in effect and should be ignored.

Cautionary Statement Regarding Forward-Looking Statements

This Report and the webcast may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to the Company’s bankruptcy proceedings and matters arising out of pending class action and other lawsuits and ongoing internal and government investigations relating to the previously announced restatements of its financial results. Other factors that may cause actual results to differ materially from management’s expectations include, but are not limited to, economic uncertainty; the effects of vigorous competition, including price competition; the impact of technological change on our business, alternative technologies and dependence on availability of transmission facilities; risks of international business; regulatory risks in the United States and internationally; contingent liabilities; uncertainties regarding the collectibility of receivables; risks associated with debt service requirements and our financial leverage; uncertainties associated with the success of acquisitions; and the ongoing war on terrorism, including Operation Iraqi Freedom. More detailed information about those factors is contained in the Company’s filings with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDCOM, INC. (Registrant) By: /s/ MICHAEL H. SALSBURY Name: Michael H. Salsbury Title: General Counsel and Secretary

Date:    April 22, 2003